Exhibit 5.1
June 13, 2011
Hampton Roads Bankshares, Inc.
999 Waterside Drive
Suite 200
Norfolk, Virginia 23510
Ladies and Gentlemen:
     We have acted as counsel to Hampton Roads Bankshares, Inc., a Virginia corporation (the “Company”), in connection with: (i) the Registration Statement on Form S-3 (Commission Registration No. 33-160337) originally filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on June 30, 2009, (ii) Post-Effective Amendment No. 1 to Form S-3, filed with the Commission on May 20, 2011 (the “Post-Effective Amendment”) (such registration statement, including the Post-Effective Amendment and the documents incorporated by reference therein, are hereafter referred to as the “Registration Statement”), (iii) the related prospectus included with the Registration Statement (the “Base Prospectus”), (iv) the prospectus supplement, dated June 13, 2011, filed with the Commission pursuant to Rule 424(b) promulgated under the Securities Act (the “Prospectus Supplement”), relating to the issuance and sale by the Company of up to $50,000,000 of shares of the Company’s common stock, $0.01 par value per share (the “Shares”), in an “at the market” offering (the “Offering”) undertaken pursuant to an Equity Distribution Agreement, dated June 13, 2011 (the “Distribution Agreement”), between the Company and Sandler O’Neill + Partners. All of the Shares are to be sold by the Company in the Offering as set forth in the Distribution Agreement and as described in the Registration Statement and the Prospectus Supplement.
     In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Amended and Restated Articles of Incorporation of the Company, as amended through the date hereof; (ii) the Amended and Restated Bylaws of the Company, as amended through the date hereof; (iii) certain resolutions of the Board of Directors of the Company relating to the Offering; (iv) the Registration Statement; (v) the Base Prospectus; (vi) the Prospectus Supplement; and (vii) the Distribution Agreement. In addition, we have examined originals or copies, certified or otherwise identified to our satisfaction, of certain other corporate records, documents, instruments and certificates of public officials and of the Company, and we have made such inquiries of officers of the Company and public officials and considered such questions of law as we have deemed necessary for purposes of rendering the opinions set forth herein. In such examination, we have assumed the genuineness of all signatures, the authenticity of all items submitted to us as originals, and the conformity to the originals of all items submitted to us as copies. As to certain factual matters, we have relied on the accuracy of the representations, warranties, certifications and other matters contained in the records, documents, instruments, certificates and agreements that we have examined.
     Based on the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that the Shares have been duly authorized for issuance by all necessary corporate action of the Company and, when issued and delivered in accordance with the terms of the Distribution Agreement against payment of consideration as contemplated therein, will be validly issued, fully paid and non-assessable.
     Our opinions set forth herein are limited to the federal laws of the United States and the Virginia Stock Corporation Act, and we do not express any opinion herein concerning any other laws.
     No opinion may be implied or inferred beyond the opinions expressly stated above. This opinion is furnished to the Company and is solely for your benefit in connection with the Offering and is not to be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by any other person without our express written permission. We have no obligation to update this opinion or to advise you of facts or circumstances that hereafter come to our attention, or changes in law or any other matters that hereafter occur.
     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and to the use of our name under the heading “Legal Matters” in the Prospectus constituting a part of such Registration Statement. In giving this consent, we do not admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

/s/ WILLIAMS MULLEN